AMENDMENT NO. 1 TO
COVENANT AGREEMENT

AMENDMENT NO. 1 TO COVENANT AGREEMENT, dated February 1, 2013 but effective as of January 1, 2013 (this “Amendment”), between WINTHROP REALTY TRUST (f/k/a First Union Real Estate Equity And Mortgage Investments), an Ohio business trust (the “Company”) and FUR INVESTORS LLC, a Delaware limited liability company (“FUR”), an individual.

RECITALS

WHEREAS, the Company and FUR are party to that certain Covenant Agreement, dated December 31, 2003, between the Company and FUR (the “Covenant Agreement”);

WHEREAS, the parties desire to amend the Agreement as hereinafter provided;

NOW THEREFORE, in consideration of the foregoing and mutual provisions and agreements contained herein, the parties hereto agree as follows:

1.    The Covenant Agreement is hereby amended by deleting Section 4.1 thereof in its entirety and inserting the following in lieu thereof:

Section 4.1       Termination.  FUR shall have the continuing right, but not the obligation, to terminate this Agreement from and after the date that the Third Amended and Restated Advisory Agreement (as the same may be amended, the “Advisory Agreement”) between the Company and FUR Advisors LLC (the “Advisor”) is terminated by the Company without Cause (as defined in the Advisory Agreement) with respect to the Advisor or by the Advisor for Cause with respect to the Company.

2.       Miscellaneous.  (a)       Except as modified hereby, the Covenant Agreement shall remain in full force and effect and the provisions thereof are hereby ratified and confirmed.

(b)       All references in the Covenant Agreement to “this Agreement”, “hereunder”, “hereto” or similar references, and all references in all other documents to the Covenant Agreement shall hereinafter be deemed references to the Covenant Agreement as amended hereby.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

WINTHROP REALTY TRUST

By:	/s/ Carolyn Tiffany
Carolyn Tiffany
President

FUR INVESTORS LLC

/s/Michael L. Ashner
Michael L. Ashner
Manager